Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-290969, 333-289126, 333-287615, 333-278865 and 333-273019) and on Form S-8 (No. 333-284346, 333-280706, 333-276617, 333-269147, 333-262056, 333-256897, 333-251968 and 333-249474) of DarioHealth Corp. of our report dated March 19, 2026 relating to the financial statements, which appears in this Form 10-K.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 19, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin St. Tel-Aviv 6492103, Israel, P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il